Exhibit 15
Awareness of Independent Registered
Public Accounting Firm
We are aware that our report dated November 8, 2010, included with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, is incorporated by reference on Forms S-8 (Nos. 333-136645, 333-148763 and 333-151843) and Forms S-3 (Nos. 333-157165, 333-161198 and 333-164341). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of these registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/s/ BKD, LLP

Little Rock, Arkansas
November 8, 2010